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                                                                      Exhibit 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069, and No.
333-86363) and Form S-8 (No. 2-74004, No. 33-43918, No. 33-51817, No. 33-51821,
No. 33-60037, No. 33-61703, No. 333-32185, No. 333-34004, No. 333-44358, No.
333-44360, No. 333-44362, No. 333-82573, and No. 333-85599) of E. I. du Pont de
Nemours and Company of our report dated February 16, 2001, relating to the consolidated financial statements, appearing on page 41 of the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP
Two Commerce Square, Suite 1700
2001 Market Street
Philadelphia, Pennsylvania  19103
March 21, 2001